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                                                            Exhibit 99


                         S I D L E Y   &   A U S T I N
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                                875 THIRD AVENUE
  CHICAGO                   NEW YORK, NEW YORK 10022          WASHINGTON, D.C.
   ----                     TELEHPHONE 212 906 8000                 ----
  DALLAS                     FACSIMILE 212 906 2021                LONDON
   ----                                                             ----
LOS ANGELES                                                       SINGAPORE
                                   FOUNDED 1866                     ----
                                                                   TOKYO


WRITER'S DIRECT NUMBER


(212) 905-2348                   December 17, 1996


By Telecopy and Federal Express
-------------------------------

Joshua Wechsler
Securities and Exchange Commission
450 Fifth Street, N.W.
Mail Stop 7-2
Washington, D.C. 20549

         Re:    Kenmar Global Trust (the "Trust") (File No. 333-8869)
                -----------------------------------------------------

Dear Mr. Wechsler:

         Further to our telephone conversation of this morning:

         1. I hereby confirm that the statement relating to unrelated business taxable income ("UBTI") set forth in the Registration Statement under the caption "Federal Income Tax Consequences" constituted the unqualified opinion of this firm; and

         2. Although not explicitly covered by the tax opinion of this firm filed as Exhibit 8.01 to the Registration Statement, the discussion in the Registration Statement relating to UBTI was intended to be covered by the opinion.

         Based on the foregoing, we respectfully request effectiveness. The changes to the disclosure attached to my letter of December 16, 1996 will be incorporated in the final prospectus and filed under Rule 424(b).
Furthermore, the revised tax opinion attached hereto will be filed simultaneously by EDGAR.

         If we can be of any further assistance, please do not hesitate to telephone the undersigned at (212/906-2348).


                                         Very truly yours,

                                         /s/ Michael J. Schmidtberger

                                         Michael J. Schmidtberger